UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 5, 2022
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s Annual Meeting held on May 5, 2022, stockholders voted on the following proposals with the following results:

Proposal 1 – Election of Eleven Directors for Terms Expiring in 2023

Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes

Curt S. Culver	231,762,521	6,615,583	1,232,424	33,219,835
Danny L. Cunningham	235,514,736	2,853,613	1,242,179	33,219,835
William M. Farrow III	228,339,507	9,976,845	1,294,176	33,219,835
Cristina A. Garcia-Thomas	233,751,163	4,602,800	1,256,565	33,219,835
Maria C. Green	234,540,345	3,761,001	1,309,182	33,219,835
Gale E. Klappa	221,879,843	16,937,033	793,652	33,219,835
Thomas K. Lane	236,343,955	1,930,179	1,336,394	33,219,835
Scott J. Lauber	236,706,884	2,054,680	848,964	33,219,835
Ulice Payne, Jr.	228,919,314	9,817,640	873,574	33,219,835
Mary Ellen Stanek	236,207,324	2,274,662	1,128,542	33,219,835
Glen E. Tellock	236,523,098	1,775,964	1,311,466	33,219,835

Proposal 2 – Ratification of Deloitte & Touche LLP as Independent Auditors for 2022

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
260,324,230	11,802,873	703,260	0

Proposal 3 – Advisory Vote to Approve Compensation of the Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
223,320,331	13,752,738	2,537,459	33,219,835

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: May 9, 2022	William J. Guc, Vice President and Controller

3